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                                                                   Exhibit 10.19

                               RIVER HOLDING CORP.

                             2001 Stock Option Plan

         Section 1. Description of Plan. This is the 2001 Stock Option Plan (the "Plan"), of River Holding Corp., a Delaware corporation (the "Company"). Under this Plan, directors, officers, employees and consultants of the Company or of any present and future subsidiaries of the Company to be selected as below set forth may be granted options ("Options") to purchase shares of the common stock of the Company ("Common Stock"). For purposes of the Plan, the term "subsidiary" means any corporation 50% or more of the voting stock of which is owned by the Company or by a subsidiary of the Company. It is intended that the Options under the Plan either will qualify for treatment as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and be designated "Incentive Stock Options," or not qualify for such treatment and be designated "Nonqualified Stock Options."

         Section 2. Purpose of Plan. The purpose of the Plan and of granting Options to specified employees is to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to certain officers, employees, consultants and members of the Board of Directors of the Company or any of its subsidiaries by providing the opportunity to acquire shares of Common Stock and to benefit from the Company's growth, development and financial success.

         Section 3. Shares Subject to the Plan. The aggregate number of shares of Common Stock which may be purchased pursuant to the exercise of Options (whether Incentive Stock Options or Nonqualified Stock Options) shall not exceed 2,000,000 shares, subject to adjustment as set forth in Section 11 hereof. Upon the expiration or termination for any reason of an outstanding Option which shall not have been exercised in full or upon the repurchase by the Company of shares of Common Stock issued pursuant to rights of repurchase, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise of an Option or which shall have been repurchased, shall again become available for the granting of additional Options under the Plan.

         Section 4. Eligibility. The persons who shall be eligible to receive grants of Options under the Plan shall be the directors, officers, employees and consultants of the Company or any of its subsidiaries. Consultants are not eligible to receive Incentive Stock Options. A person who holds an Option is herein referred to as a "Participant." More than one Option grant may be granted to any one Participant; however no Participant may be granted Options to purchase an aggregate of more than 1,000,000 shares of Common Stock pursuant to the Plan upon the exercise of Options granted hereunder.

         For Incentive Stock Options, the aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which all incentive stock options (under all

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                                                                   Exhibit 10.19

grants to a Participant) are exercisable for the first time during any calendar year shall not exceed $100,000.

     Section 5. Administration. The Plan shall be administered by a committee (the "Option Committee") to be composed of at least two members of the Board of Directors of the Company (the "Board"). Members of the Option Committee shall be appointed, both initially and as vacancies occur, by the Board, to serve at the pleasure of the Board. The entire Board may serve as the Option Committee.

     The Option Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Option Committee. A memorandum signed by all of its members shall constitute the decision of the Option Committee without necessity, in such event, for holding an actual meeting. The Option Committee is authorized and empowered to grant Options and to administer the Plan and, subject to the Plan, including the provisions of Section 19, (i) to select the Participants, to specify the number of shares of Common Stock with respect to which Options are to be granted to each Participant; (ii) to determine the dates upon which Options shall be granted and the terms and conditions thereof (including, in particular, the terms and conditions relating to when Options become exercisable as set forth in
Section 7) in a manner consistent with this Plan, which terms and conditions need not be identical as to the various Options; (iii) to determine, subject to the limits of Section 4 hereof, whether Options will be Incentive Stock Options or Nonqualified Stock Options; (iv) to accelerate the time during which an Option may be exercised, notwithstanding the provisions of the Option Agreement (as defined in Section 13) stating the time during which it may be exercised;
(v) to determine the rights and obligations of participants under the Plan; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules relating to the Plan; and (viii) to make all other determinations necessary for the administration of the Plan. The interpretation and construction by the Option Committee of any provision of the Plan or of any Option granted under it shall be final. No member of the Option Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     Section 6. Option Price. Except as provided in Section 12, the purchase price per share (the "Option Price") of the shares of Common Stock underlying each Incentive Stock Option shall be not less than the fair market value and for each Nonqualified Stock Option, not less than 85% of the fair market value, of such shares on the date of granting of the Option. Such fair market value shall be determined by the Option Committee on the basis of the most relevant and reliable evidence available. Any holder of 10% or more of the total combined voting power of all classes of stock of the Company who is granted an Incentive Stock Option shall receive only Options that have an Option Price of not less than 110% of the fair market value of the Common Stock underlying such Option as of the date of grant.

     Section 7. Restrictions on Grants; Vesting of Options. Notwithstanding any other provisions set forth herein or in any Option Agreement, no Options may be granted subsequent to 10

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                                                                   Exhibit 10.19

years from the date hereof. The vesting of Options may be based on the passage of time, achievement of targeted goals and/or other schedules established by the Option Committee. The Option Committee shall determine the vesting schedule, including performance criteria and the performance measurement period(s), applicable to each Option or group of Options in a schedule, a copy of which shall be filed with the records of the Option Committee and attached to each Option Agreement to which the same applies. The vesting schedule, including performance criteria and the performance measurement period(s), need not be identical for all Options granted hereunder. Following the conclusion of each applicable performance measurement period, the Option Committee shall determine, in its sole good faith judgment, the extent, if at all, that each Option subject thereto shall have become exercisable based upon the applicable performance criteria and the schedule of exercisability. To the extent an Option shall remain unexercisable following the final performance measurement period because the applicable performance criteria have not been met, it shall (unless it may also vest on the passage of time), to that extent, automatically terminate and cease to be exercisable to such extent notwithstanding the stated term during which it otherwise may have been exercised. The Option Committee shall periodically review the performance criteria applicable to any Option or Options and, in its sole good faith judgment, shall adjust the same to reflect significant events involving the Company or any subsidiary, such as mergers, acquisitions or asset sales.

     Section 8. Exercise of Options. Subject to all other provisions of the Plan, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in such installments and at such intervals as the Option Committee may determine in granting such Option. Once vested, and prior to its termination date, the Option shall be exercised by the Participant by giving written notice to the Company specifying the number of shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Option Committee may approve from time to time, including, without limitation and in the sole discretion of the Option Committee, by a "cashless" or net exercise procedure or the transfer by the Participant to the Company of shares of the Company's Common Stock theretofore held by the Participant.

     Section 9. Issuance of Common Stock. The Company's obligation to issue shares of its Common Stock upon exercise of an Option granted is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or rulings or regulations satisfaction of the requirements of an exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. In this regard, the Company may require a Participant to make representations and undertakings that such Participant (or his or her legal representative, heir or legatee): (i) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof; (ii) agrees that, during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, he shall not, to the extent requested by the Company and such underwriter, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the

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                                                                   Exhibit 10.19

Company held by him at any time during such period, except Common Stock included in such registration; and (iii) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth (a) any representations and undertakings which such Participant has given to the Company or a reference thereof, and (b) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies. The inability of the Company to obtain, from any regulatory body having jurisdiction or authority, or the unavailability of any exemption from any registration or qualification obligation, deemed by the Company's counsel to be necessary for the lawful issuance of any shares of Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such shares of Common Stock as to which such requisite authority or exemption shall not have been obtained. In no event shall the Company be required to register or qualify the sale of any shares hereunder under any state or federal securities statute in order to permit the exercise of any Option in the absence of an available exemption. In the event that exercisability of an Option is suspended as provided in this section, the term thereof shall be extended until the thirtieth
(30th) day after the Company shall have given notice to the Participant that such Option may be exercised in accordance with the provisions hereof. Any shares of Common Stock issued by the Company upon exercise of an Option may be subject to (w) a right of first refusal of the Company (or its designee) with respect to all shares of Common Stock proposed to be transferred by Participant,
(x) certain drag-along rights, (y) a right of repurchase by the Company (or its designee) in the event that Participant's employment or other relationship with the Company and all of the subsidiaries terminates, and (z) certain other restrictions set forth in each particular Option Agreement.

     Section 10. Nontransferability. No Option shall be assignable or transferable, except by will or by the laws of descent and distribution. During the lifetime of a Participant, any Option granted to him or her shall be exercisable only by him or her. After the death of a Participant, the Option granted to him or her (if so transferable) may be exercised, prior to its termination, only by his or her legal representative, his or her legatee or a person who acquired the right to exercise the Option by reason of the death of the Participant.

     Section 11. Recapitalization, Reorganization; Merger or Consolidation.

           (a) Subject to Section 11(b) hereof, if the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of securities of the Company through a capital reorganization or reclassification or if the number of outstanding shares is changed through a stock split, reverse stock split or stock dividend, an appropriate adjustment shall be made by the Option Committee (i) in the number or kind of shares as to which Options may be granted under the Plan, as provided in Section 3 hereof, and (ii) in the number, exercise price, or kind of securities subject to any outstanding Option. In making such adjustments, or in determining that no such adjustments are necessary, the Option Committee may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Option Committee shall be final,

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                                                                   Exhibit 10.19

conclusive and binding. No fractional shares of stock shall be issued or issuable under any Option on account of any such adjustment.

          (b) Subject to Section 16 hereof, (i) upon the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company or Hudson Respiratory Care, Inc. ("Hudson RCI"), (ii) upon any reorganization, merger, consolidation, sale or exchange of securities in which the Company or Hudson RCI does not survive, (iii) upon any reorganization, merger, consolidation, sale or exchange of securities in which the Company or Hudson RCI does survive and any of the Company's or Hudson RCI's stockholders have the opportunity to receive cash, securities of another entity and/or other property in exchange for their shares of common stock of the Company or Hudson RCI or (iv) upon any acquisition by any person or group (as defined in Section 13d of the Exchange Act) of beneficial ownership of more than 50% of the Company's or Hudson RCI's then outstanding shares of common stock (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein as an "Extraordinary Event"), the Plan and each outstanding Option shall terminate unless the Surviving Entity (as defined below) elects to have any Option survive the Extraordinary Event pursuant to the following paragraph; provided, that such termination shall not occur if the "Extraordinary Event" is due to (A) the merger of Hudson RCI into the Company, (B) the merger of the Company into Hudson RCI or (C) the dissolution or liquidation of the Company, in each case in connection with Hudson RCI's initial public offering. In such event, notwithstanding any provision of any applicable Option Agreement, the Company shall provide each Participant with written notice of the Extraordinary Event at least ten (10) days prior to the effective date of the Extraordinary Event, and each Participant shall have the right until one (1) day before the effective date of such Extraordinary Event to exercise, in whole or in part, any unexpired Option or Options issued to the Participant, to the extent that said Option is then vested and exercisable pursuant to the provisions of said Option or Options.

     In its sole and absolute discretion, the surviving entity (which may be the Company or Hudson RCI) or the entity that has acquired all or substantially all of the Company's or Hudson RCI's assets (the "Surviving Entity") may, but shall not be so obligated, permit any Option to survive an Extraordinary Event or tender to any Participant an option or options to purchase shares or equity interests in such Surviving Entity, and such continuing new option or options shall contain such terms and provisions as shall be required to substantially preserve the rights and benefits of any Option then outstanding under the Plan with any reasonable changes to take into account the circumstances of the Surviving Entity.

          (c) The grant of an Option shall not affect in any way the right or power of the Company or Hudson RCI to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets or undertake any other permitted corporate action.

     Section 12. Substitute Options. If the Company at any time should succeed to the business of another corporation through a merger or consolidation, or through the acquisition of stock or assets

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                                                                   Exhibit 10.19

of such corporation, Options may be granted under the Plan to those employees of such corporation or its subsidiaries who, in connection with such succession, become employees of the Company or its subsidiaries, in substitution for options to purchase stock of such corporation held by them at the time of succession. The Option Committee shall in its sole and absolute discretion determine the extent to which such substitute Options shall be granted (if at all), the person or persons to receive such substitute Options (who need not be all optionees of such corporation), the number of Options to be received by each such person, the Option Price of such Option (which may be determined without regard to Section
6) and the terms and conditions of such substitute options; provided, however, that the Option Price of each such substituted Option shall be an amount such that, in the sole and absolute judgment of the Option Committee and in compliance with Section 424(a) of the Code, the economic benefit provided by such Option is not greater than the economic benefit represented by the option in the acquired corporation as of the date of the Company's acquisition of such corporation.

     Section 13. Option Agreement. Each Option granted under the Plan shall be evidenced by a written stock option agreement executed by the Company and accepted by the Participant, which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein, (b) shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code if the Option is designated an Incentive Stock Option, (c) may contain provisions which give the Company (or its designee) a right of first refusal to purchase any shares of Common Stock issued pursuant to the exercise of Options which a Participant proposes to sell; (d) may contain "drag-along" rights; (e) may contain a right of repurchase in favor of the Company (or its designee) in the event that Participant's employment or other relationship with the Company or its subsidiaries terminates; and (f) may contain such other terms and conditions as the Option Committee deems desirable and which are not inconsistent with the Plan.

     Section 14. Rights as a Stockholder. A Participant holding an Option, or a transferee of an Option, shall have no rights as a stockholder with respect to any shares covered by the Option until exercise thereof. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the exercise date, except as expressly provided in Section 11.

     Section 15. Termination of Options. Each Option shall set forth a termination date thereof, as the Option Committee may determine in granting such Option, in addition to the termination of the Option pursuant to Section 11 of the Plan, which, with respect to an Incentive Stock Option, shall be no more than three (3) months from the date of a Participant's termination of employment (other than by reason of death), except that if a Participant is then disabled (within the meaning of Section 22(e)(3) of the Code), shall be no more than twelve (12) months from the date of such Participant's termination of employment.

     The termination of employment of a Participant by death or otherwise shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised and such

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                                                                   Exhibit 10.19

Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Participant on the date of such termination.

     Section 16. Acceleration of Options. Notwithstanding any provisions herein or in a particular Option Agreement to the contrary, the Option Committee, in its sole discretion, at any time, or from time to time, may elect to accelerate the vesting of all or any portion of any Option then outstanding. The decision by the Option Committee to accelerate an Option or to decline to accelerate an Option shall be final, conclusive and binding. In the event of the acceleration of the exercisability of Options as the result of a decision by the Option Committee pursuant to this Section 16, each outstanding Option so accelerated shall be exercisable for a period from and after the date of such acceleration and upon such other terms and conditions as the Option Committee may determine in its sole discretion; provided that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Option) may not adversely affect the rights of any Participant without the consent of the Participant so adversely affected. Any outstanding Option which has not been exercised by the holder at the end of such stated period shall terminate automatically and become null and void.

     Section 17. Withholding of Taxes. The Company [or its subsidiaries, as appropriate,] may deduct and withhold from the wages, salary, bonus and other compensation paid by the Company or its subsidiaries to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option or the sale of Common Stock issued to the Participant upon exercise of the Option, all as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's or its subsidiary's concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company or its subsidiary by the Participant of required withholding tax, as the Option Committee may determine; provided, however, that, in the sole discretion of the Option Committee, the Participant may pay such tax by (i) reducing the number of shares of Common Stock issued upon exercise of an Option or (ii) surrendering shares of Common Stock previously acquired by the Participant (for which purpose such shares of Common Stock shall be valued at fair market value as determined in good faith by the Option Committee, which determination shall be final, conclusive and binding).

     Section 18. Effectiveness and Termination of Plan. The Plan shall be effective on the date on which it is adopted by the Board and approved by the stockholders of the Company. The Plan shall terminate, in addition to the other termination events set forth in the Plan, on the tenth anniversary of the effective date of the Plan or, if earlier, when all Options either have been fully exercised or have expired and all shares of Common Stock which may be purchased pursuant to the exercise of such Options have been so purchased; provided, however, that the Board may in its absolute discretion terminate the Plan at any time. No such termination, other than as provided for in Section 11 hereof, shall in any way affect any Option then outstanding.

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                                                                   Exhibit 10.19

     Section 19. Amendment of Plan. The Board may make such amendments to the Plan and, with the consent of each Participant affected, make such changes in the terms and conditions of granted Options as it shall deem advisable. Such amendments and changes shall include, but not be limited to, acceleration of the time at which an Option may be exercised.

     Section 20. Transfers and Leaves of Absence. For purposes of the Plan, (a) a transfer of a Participant's employment or consulting relationship, without an intervening period, between the Company or a subsidiary (or vice versa) or between subsidiaries of the Company shall not be deemed a termination of employment or a termination of a consulting relationship and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of, or in a consulting relationship with, the Company (or a subsidiary, whichever is applicable) during such leave of absence.

     Section 21. Indemnification. In addition to such other rights of indemnification as they may have as directors, the members of the Board or Option Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board or Option Committee member is not entitled to indemnification under applicable law; provided that within 60 days after institution of any such action, suit or proceeding such Board or Option Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same, and such Board or Option Committee member shall cooperate with and assist the Company in the defense of any such action, suit or proceeding. The Company shall not be obligated to indemnify any Board or Option Committee member with regard to any settlement of any action, suit or proceeding of which the Company did not consent to in writing prior to such settlement.

     Section 22. Not an Employment or Consulting Agreement. Nothing contained in the Plan or in any Option Agreement shall confer, intend to confer or imply any rights of employment or any rights to a consulting relationship or rights to continued employment by, or rights to a continued consulting relationship with, the Company or any subsidiary in favor of any Participant or limit the ability of the Company or any subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment of, or consulting relationship with, any Participant, subject to the terms of any written employment or consulting agreement to which a Participant is a party. In addition, nothing contained in the Plan or in any Option Agreement shall preclude any lawful action by the Company or any subsidiary or the Board of Directors thereof.

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